FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2020

MCTC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-146404	99-0539775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 S. Grand Ave, Suite 320	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 986-4929

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on Which Registered
Common	MCTC	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

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Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2020, the Registrant entered into a material definitive agreement (“Agreement”) not made in the ordinary course of its business. The parties to the Agreement are the Registrant and Lelantos Biotech, Inc., a Wyoming corporation (“Lelantos”), Ma Helen M. Am Is, Inc., a Wyoming corporation (“Helen M.”), East West Pharma Group, Inc., a Wyoming corporation (“East West”), and New Horizons Laboratory Services, Inc., a Wyoming corporation (“New Horizons”). There is no material relationship between the Registrant or its affiliates and Lelantos, Helen M., East West, New Horizons, or any of their respective affiliates, other than in respect of the material definitive agreement.

The terms and conditions of the Agreement require the Registrant to issue 400,000 shares of its common stock to Lelantos, and separately, an aggregate of $500,000 in the form of notes payable as follows: $225,000 to Helen M.; $50,000 to East West, $225,000 to New Horizons. The notes are due and payable as follows:

(1) The note to Helen M. is due on June 15, 2020. In the event Registrant defaults on the note, the outstanding amount of principal and interest due converts into 6.75% of the total issued and outstanding shares of Registrant on the maturity date.

(2) The note to East West is due on May 31, 2020 with an interest rate 5% per annum. If Registrant defaults on the note, the interest rate increases to 10%. If Registrant fails to pay by August 30, 2020, the total amount of principal and interest shall be converted into a 1.5% fully diluted ownership of Registrant’s issued and outstanding common shares.

(3) The note to New Horizons is due on May 31, 2020 with an interest rate of 15% per annum. If Registrant defaults on the note, the outstanding amount of principal and interest due converts into 6.75% of the total issued and outstanding shares of Registrant on the maturity date.

In exchange for the foregoing consideration, the Registrant is obtaining all right, title and interest in certain trade secrets, intellectual property rights and research and development, in unique hemp infusion technologies, exotic cannabinoids and nano-fibers that may increase bioavailability and absorption.

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Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location

10.1	Lelantos Biotech, Inc. Acquisition Agreement	Filed Herewith
10.2	Ma Helen M. Am Is, Inc. Acquisition Note	Filed Herewith
10.3	New Horizons Laboratory Services, Inc. Acquisition Note	Filed Herewith
10.4	East West Pharma Group, Inc. Acquisition Note	Filed Herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated February 19, 2020

MCTC HOLDINGS, INC.

By: /s/ Arman Tabatabaei

Arman Tabatabaei

(Principal Executive Officer)

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